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                                                                     EXHIBIT 5.1



                          [VINSON & ELKINS LETTERHEAD]



                                  July 8, 2002





Odyssey HealthCare, Inc.
717 N. Harwood, Suite 1500
Dallas, Texas 75201

Ladies and Gentlemen:

         We are acting as counsel for Odyssey HealthCare, Inc. a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (the "1933 Act") of the offer and sale by certain stockholders of the Company (the "Selling Stockholders") of up to 3,790,505 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"), of the Company pursuant to the Company's Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on July 8, 2002.

         In connection with this opinion, we have assumed that the Registration Statement will have become effective and the Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the applicable prospectus.

         Before rendering the opinion hereinafter set forth, we examined, among other things, the initial filing of the Registration Statement with the Commission, the Company's Fifth Amended and Restated Certificate of Incorporation, the Company's Second Amended and Restated Bylaws, resolutions of the Company's Board of Directors, and originals or photostatic or certified copies of all those corporate records of the Company and of all those agreements, communications and other instruments, certificates of public officials, certificates of corporate officials and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. As to factual matters, with respect to information that is in the possession of the Company relevant to the opinion herein stated, we have relied without investigation, to the extent we deem such reliance proper, upon certificates or representations made by the Company's duly authorized representatives.

         We have assumed that (i) all information contained in all documents reviewed by us is true, complete and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to




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Odyssey HealthCare, Inc.
July 8, 2002
Page 2

us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, and (vi) each natural person signing in a representative capacity any document reviewed by us had authority to sign in such capacity. In addition, we have assumed that the Company received the full consideration for each Share when each Share was originally issued and such consideration was not less than the par value for each Share.

         Based on the foregoing and having due regard for the legal considerations we deem relevant, we are of the opinion that the Shares have been legally issued by the Company and are fully paid and non-assessable.

         This opinion is limited in all respects to the laws of the State of Texas, the Delaware General Corporation Laws and the federal laws of the United States of America.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the references to us under the heading "Legal Matters" in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion given herein, may be inferred or implied herefrom. This opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise the Company or anyone else of any change in any matter set forth herein.

                                                   Very truly yours,



                                                   /s/  VINSON & ELKINS L.L.P.